GUARANTOR AGREEMENT

This Guarantor Agreement (the "Agreement") is made as of April 17, 2003 among (i) Exabyte Corporation, a Delaware corporation (the "Company"), (ii) Meritage Private Equity Fund, L.P. ("Meritage"), and (iii) Tom Ward ("Ward"). Each of Meritage and Ward is referred to herein as a "Guarantor" and are collectively referred to herein as the "Guarantors."

The Company is party to a Loan and Security Agreement with Silicon Valley Bank (the "Bank") dated June 18, 2002, as amended (the "Loan Agreement"). The Company is currently in default under the Loan Agreement and has outstanding borrowings in excess of the amounts permitted under the Loan Agreement. In order to induce the Bank to waive existing defaults, to effect certain modifications to the Loan Agreement and to forbear from exercising remedies under the Loan Agreement, the Company has requested the Guarantors to guarantee the repayment of over-advances under the Loan Agreement pursuant to Overadvance Guaranties of even date herewith providing for several guarantees by the Guarantors in the aggregate amount of $2.5 million (the "Guarantee"). The Company and the Guarantors desire to provide for compensation to the Guarantors with respect to their extension of the Guarantee pursuant to the Overadvance Guaranties.

In consideration of the mutual undertakings set forth herein, the parties hereby agree as follows:

Section 1. Agreements of the Guarantors. The Guarantors hereby severally agree to execute and deliver the Overadvance Guaranties to the Bank on the date hereof.

Section 2. Agreements of the Company. In consideration of the execution and delivery of the Overadvance Guaranties, the Company hereby agrees (i) to issue to the Guarantors or their designees, within two business days of the date hereof, their pro rata portions of 25.0 million fully paid and non-assessable shares of the Company's common stock; (ii) if the Guarantee remains in effect on July 15, 2003, to issue to the Guarantors or their designees on such date their pro rata portions of an additional 12.5 million fully paid and non-assessable shares of the Borrower's common stock; and (iii) if the Guaranty remains in effect on September 15, 2003, to issue to the Guarantors or their designees on such date their pro rata portions of an additional 12.5 million fully paid and non-assessable shares of the Borrower's common stock. Such share totals shall be appropriately adjusted to reflect any stock splits, stock dividends and stock combinations affecting the common stock occurring after the date hereof and prior to such issuances. For purposes of this Section 2, the "pro rata portions" of the Guarantors are 90% in the case of Meritage and 10% in the case of Ward. Notwithstanding the foregoing, each Guarantor shall have the right to receive, in lieu of an issuance of shares pursuant to the foregoing provisions, warrants to purchase an equal number of shares of the Company's common stock with an exercise price equal to then-current market value.

The Company agrees to reserve a sufficient number of shares of its common stock to satisfy its obligations pursuant to the foregoing paragraph and, if necessary, to effect a reverse split of its common stock in order to maintain sufficient authorized shares of common stock. The Guarantors acknowledge that the Company currently has 100,000,000 shares of authorized common stock, and 80,295,138 shares of common stock issued or reserved for issuance in respect of outstanding preferred stock, warrants and options. In order to avoid a violation by the Company of this covenant and the representations in Section 3, each Guarantor agrees not to exercise any options or warrants to purchase common stock, or convert any preferred stock into common stock, until the number of authorized shares of common stock available for issuance is increased, whether by an increase in the number of shares of authorized common stock or a reverse stock split. The Company further agrees that, so long as the Overadvance Guaranties are in effect, to provide the Guarantors with copies of all reports and other information provided to the Bank concurrently with their delivery to the Bank, and to notify the Guarantors in advance of all borrowings under the Loan Agreement in excess of the "Credit Limit" as defined therein, which notice shall specify in reasonable detail the use of proceeds of such borrowings.

Section 3. Representations and Warranties. The Company represents and warrants that (i) it has taken all action necessary authorize, execute, deliver and perform this Agreement, (ii) its execution, delivery and performance of this Agreement does not conflict with any agreements to which it is party, (iii) this Agreement is a valid and binding obligation, enforceable against the Company according to its terms, and (iv) when issued in accordance with Section 2 above, the shares of common stock issued to the Guarantors hereunder will be duly authorized, validly issued, fully paid and non-assessable. Each Guarantor represents and warrants that (i) it has taken all action necessary authorize, execute, deliver and perform this Agreement, (ii) its execution, delivery and performance of this Agreement does not conflict with any agreements to which it is party, and (iii) this Agreement is a valid and binding obligation, enforceable against such Guarantor according to its terms.

Section 4. Miscellaneous. This Agreement may not be waived, revoked or amended without the prior written consent of all parties. If any provision of this Agreement is unenforceable, all other provisions shall remain effective. This Agreement is the entire agreement among the parties concerning the subject matter hereof, and shall inure to the benefit of the parties and their respective successors. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflicts of laws. The Company agrees to reimburse the Guarantors for all legal fees incurred in connection with this Agreement and the enforcement thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of April 17, 2003.

EXABYTE CORPORATION

By: __________________________________

Title:

MERITAGE PRIVATE EQUITY FUND, L.P.
By Meritage Investment Partners, LLC
          Its General Partner

By: __________________________________

Title:

_____________________________________

Tom Ward